EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations

Rob Graham

Microtune, Inc.

972-673-1850

investor@microtune.com

MICROTUNE ANNOUNCES THIRD QUARTER 2004 RESULTS

Plano, TX, October 28, 2004 – Microtune®, Inc. (NASDAQ:TUNE) announced today financial results for its third quarter of 2004, which ended September 30, 2004.

FINANCIAL RESULTS SUMMARY

Microtune’s net revenue for the third quarter of 2004 was $16.3 million, up 20.8% versus the second quarter of 2004 and 81.3% versus the third quarter of 2003. Two customers accounted for approximately 32% of the quarter’s net revenues. The Company’s net loss during the third quarter of 2004 was $3.9 million.

During the quarter, the Company recorded charges of approximately $0.7 million to recognize its liability for excess sub-contractor inventories which were offset by $0.4 million of accrual reversals as a result of the resolution of various, inventory-related issues with a sub-contractor. The quarter’s net revenues included sales of approximately $0.5 million for which related inventories were fully reserved in fiscal 2003. The Company also recorded a special charge of approximately $1.0 million during the quarter to accrue costs associated with the potential resolution of its securities litigation, and recorded a benefit of $0.6 million as a result of its decision to re-structure its foreign operations to improve its foreign tax exposure.

“Q3 marks three consecutive quarters of more than 20% quarter-on-quarter revenue growth in our core business, and I am pleased with the steady progress and excellent results that were achieved during this period,” said James A. Fontaine, CEO and President of Microtune.

HIGHLIGHTS

In addition to its solid financial results, the Company achieved equally strong performance across its new product development initiatives, design-win activity and industry-standards leadership.

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•	The Company continued to deliver radio frequency (RF) innovation with the announcement of three new system designs, based on its single-chip tuners, for cable-ready TVs, DVB-C set-top boxes and triple-tuner architectures. Reference Designs, which demonstrate both the Company’s RF silicon and systems expertise, reduce the time and complexity for customers in adapting Microtune’s solid-state technology. The triple-tuner concept design verifies the real-world RF feasibility, performance and functionality of multi-tuner set-tops, media servers or residential gateways.

•	The Company announced design-win activity with Toshiba Corporation and Samsung Electro-Mechanics Co., strengthening its position as a supplier to the strategic next-generation TV and set-top box markets. Toshiba implemented Microtune’s silicon tuners in both high-end, high-definition TVs (HDTV) and entertainment PCs. In its new Qosmio computer, Toshiba integrated the tuner inside the PC, illustrating the migration of the tuner solution to the motherboard. Samsung deployed the MicroTuner™ MT2111 analog/digital tuners in four different RF subsystems targeted for the European, Korean, Japanese and U.S. set-top box markets.

•	The Company also announced that a cable modem from Terayon Communications Systems, Inc., featuring a silicon tuner and an upstream amplifier, earned Euro-DOCSIS™ certification. The cable-industry certification demonstrated that the Company’s MicroTuner MT2060 tuner, its new low-power device, met RF performance standards as measured against rigorous industry metrics.

OUTLOOK

“We believe that our revenue growth from third quarter of 2004 to fourth quarter of 2004 will be essentially flat, plus or minus 5%,” Mr. Fontaine stated. “However, it is important to remember that this flattening of revenue follows three consecutive quarters of more than 20% sequential quarterly growth of our core revenue and a virtual doubling of our core revenue from third quarter of 2003. We anticipate that top-line performance will remain sluggish through Q1, 2005, but expect revenue growth to resume in Q2, 2005. We look forward to discussing our outlook in tomorrow’s conference call.”

“While market conditions grew challenging during Q3 and appear that they will remain so for the near-term, Microtune will continue to invest in innovation, customer relationships and new product development,” Mr. Fontaine added. “By remaining focused on our core business, managing it prudently, and exploiting new and emerging market opportunities, I remain confident about Microtune’s long-term future and our ability to move forward as we have the past year.”

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“We thank our customers for their confidence in our products, our shareholders for their continuing loyalty to our Company, and our worldwide employees for their hard work and dedication throughout the quarter.”

CONFERENCE CALL

The Company will hold a conference call and webcast on October 29, 2004 at 7:30 A.M. Central Time/8:30 A.M. Eastern Time to discuss its third quarter results and its outlook for the future. Interested parties may listen to the conference call via the Internet by accessing Microtune’s website at www.microtune.com or by calling 1.210.839.8503 (passcode: earnings). A replay will be available through November 12, 2004 by calling 1.203.369.0205 or on the Company’s website at www.microtune.com.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, upconverter and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds more than 40 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

DESIGN-WIN ANNOUNCEMENTS

It is not unusual for Microtune to announce design wins of this kind, and the announcement of this design win, or any other design win, should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan”, “if”, “estimate”, “expect”, “believe”, “could”, “would”, “anticipate”, “may”, or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, achieve design wins, forecast revenue and manage inventory levels, control and budget expenses, protect its proprietary technology and intellectual property, and successfully prosecute and defend the various lawsuits, any one of which may cause the Company’s financial results to fluctuate. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

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EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner, MicroStreamer and VideoCaster are trademarks of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated

Copyright © 2004 Microtune, Inc. All rights reserved.

Microtune, Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	September 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$74,145	$53,337
Short-term investments	—	6,045
Accounts receivable, net	7,500	4,260
Inventories	6,385	4,165
Other current assets	1,510	4,309

Total current assets	89,540	72,116

Property and equipment, net	5,981	7,504
Long term investments	6,581	14,028
Intangible assets, net	3,004	6,564
Other assets and deferred charges	278	447

Total assets	$105,384	$100,659

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,610	$7,195
Accrued compensation	1,355	1,182
Accrued expenses	4,292	3,945
Deferred revenue	301	147

Total current liabilities	12,558	12,469

Other noncurrent liabilities	1,216	1,466
Commitments and contingencies

Stockholders’ equity	91,610	86,724

Total liabilities and stockholders’ equity	$105,384	$100,659

Microtune, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net revenue	$16,268	$8,975	$40,777	$35,573
Cost of revenue	9,402	10,549	23,242	30,036

Gross margin	6,866	(1,574)	17,535	5,537
Operating expenses:
Research and development:
Stock option compensation	158	375	522	2,057
Other	3,682	5,014	10,863	17,243

	3,840	5,389	11,385	19,300
Selling, general and administrative:
Stock option compensation	47	121	191	1,667
Other	6,716	9,510	22,777	23,687

	6,763	9,631	22,968	25,354
Restructuring	9	(478)	108	(378)
Amortization of intangible assets	1,047	1,047	3,182	3,183

Total operating expenses	11,659	15,589	37,643	47,459

Loss from operations	(4,793)	(17,163)	(20,108)	(41,922)
Other income (expense):
Interest income	242	492	647	1,085
Foreign currency gains (losses), net	263	(218)	(387)	1,106
Settlement of patent and anti-trust litigation	—	—	22,500	—
Other	(166)	(127)	411	88

Income (loss) before provision for income taxes	(4,454)	(17,016)	3,063	(39,643)
Income tax expense	(568)	125	(367)	370

Net income (loss)	$(3,886)	$(17,141)	$3,430	$(40,013)

Net income (loss) per common share:
Basic	$(0.08)	$(0.34)	$0.07	$(0.80)

Diluted	$(0.08)	$(0.34)	$0.06	$(0.80)

Weighted-average common shares outstanding:
Basic	51,264	50,505	51,334	50,149

Diluted	51,264	50,505	53,653	50,149

Microtune, Inc.

Consolidated Statements of Cash Flows

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2004	2003
Operating activities:
Net income (loss)	$3,430	$(40,013)
Adjustments to reconcile net income (loss) to cash provided (used) in operating activities:
Depreciation	1,876	5,491
Amortization of intangible assets	3,182	3,183
Write-off of patent costs	492	—
Non-cash restructuring costs	(35)	1,360
Foreign currency (gains) losses, net	387	(1,106)
Amortization of deferred stock option compensation	713	3,724
Gain on sale of property and equipment	(251)	(955)
Allowance for uncollectible accounts receivable	18	—
Other non-cash charges	—	491
Changes in operating assets and liabilities:
Accounts receivable, net	(3,258)	5,094
Inventories	(2,220)	888
Other assets	2,637	1,143
Accounts payable	(476)	(1,326)
Accrued expenses	376	(7,308)
Other liabilities	(250)	468
Accrued compensation	173	246

Net cash provided by (used in) operating activities	6,794	(28,620)
Investing activities:
Purchases of property and equipment	(369)	(533)
Proceeds from sale of property and equipment	267	467
Proceeds from sale of Philippine manufacturing assets	51	2,697
Sale of Holland subsidiary	—	(934)
Proceeds from available-for-sale investments	9,000	9,000
Proceeds from held-to-maturity investments	6,045	—
Purchase of available-for-sale investments	(1,620)	(18,000)
Loans receivable	—	(46)
Acquisition of intangible assets	(114)	(364)

Net cash provided by investing activities	13,260	(7,713)
Financing activities:
Proceeds from issuance of common stock	1,116	1,106
Loans receivable from stockholders	30	105
Other, net	(5)	—

Net cash provided by financing activities	1,141	1,211
Effect of foreign currency exchange rate changes on cash	(387)	1,106

Net increase (decrease) in cash and cash equivalents	20,808	(34,016)
Cash and cash equivalents at beginning of period	53,337	101,278

Cash and cash equivalents at end of period	$74,145	$67,262